EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

(A) Computation of the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996, 1997 and 1998.

                                              Shares of                   Weighted
1993                                          Common Stock                Shares Outstanding
----                                          ------------                -------------------
November 1, 1992 to October 31, 1993             6,400                          6,400

Shares issued in connection with the
  acquisition of DA Systems                      1,625                            423

Shares issued in connection with the
  acquisition of Versus Technology UK            1,208                            198
                                                 -----                         ------
      Total                                      9,233                          7,021
                                                 =====                         ======

1994
----

November 1, 1993 to October 31, 1994             9,233                          9,233

Shares issued in connection with the
  February 28, 1994 Stock Exchange                 392                            263

Shares purchased by a member of senior
  management in connection with the
  Digilog acquisition                               10                              3
                                                 -----                         ------
      Total                                      9,635                          9,499
                                                 =====                         ======

1995
----

November 1, 1994 to October 31, 1995             9,635                          9,635

Shares issued in connection with
  public offering                                1,875                            961

Shares issued in connection with
  the underwriters exercise of an
  overallotment option                              88                             37
                                                 -----                         ------
      Total                                     11,598                         10,633
                                                ======                         ======

1996
----

November 1, 1995 to October 31, 1996            11,598                         11,598

Shares acquired and held in treasury              (310)                           (66)
                                                 -----                         ------
      Total                                     11,288                         11,532
                                                ======                         ======

1997
----

November 11, 1996 to October 31, 1997            1,288                         11,288
Shares acquired and held in treasury              (375)                          (211)
                                                ------                         ------
      Total                                     10,913                         11,077
                                                ======                         ======
1998
----

November 1, 1997 to October 31, 1998            10,913                         10,913
Shares issued in connection with exercise of
  stock options                                     12                             10
Shares acquired and held in treasury              (350)                          (105)
                                                 -----                         ------
      Total                                     10,575                         10,818
                                                ======                         ======

(B) Computation of Earnings per Share:

      Computation of earnings per share is net (loss) income divided by the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996, 1997 and 1998.

                               1993             1994            1995              1996              1997              1998
                               ----             ----            ----              ----              ----              ----

Net (loss) income        (pound) 2,464     (pound) 5,885    (pound) 5,140    (pound) (3,605)    (pound) 2,187    (pound) (6,745)
                                ------            ------           ------            ------            ------            ------
Weighted average number
  of shares of common
  stock outstanding              7,021             9,499           10,633            11,532            11,077            10,818
                                ======            ======           ======            ======            ======            ======

Earnings per share       (pound)   035     (pound)  0.62    (pound)   .48    (pound)  (0.31)    (pound) (0.20)   (pound   (0.62)
                                ======            ======           ======            ======            ======            ======



Note: The Company adopted FAS 128 for the year ended October 31, 1998. No restatement of prior year's earnings per share was required. There are no material differences between basic earnings per share (above) and diluted earnings per share as a result of "in the money" potential common shares not being significant.